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                                                                   Exhibit 23.2


         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-3 of our report dated January 20, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



         /s/ Deloitte & Touche LLP
         Stamford, Connecticut
         March 11, 1999